1 23 EARNINGS REPORT Q 1 | M a y 9 , 2 0 2 3 Exhibit 99.2

2 23 SAFE HARBOR STATEMENT The presentation includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this presentation are forward looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control. Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as the introduction of a global minimum tax; difficulties or a significant disruption in the Company's information systems or failure to implement new systems and software successfully; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, such as the recent turmoil in the world banking markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operations, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward- looking statements, whether as a result of changes in circumstances, new events or otherwise. Q1 - 23 EARNINGS

3 23 Solid Financial Performance SUMMARY HIGHLIGHTS Q1 - 23 EARNINGS Growing Shareholder Value Completed Acquisition of Gelnex – March 31, 2023 Sustainalytics Top Rated ESG Company Barron’s Top 100 Sustainable Companies Newsweek America’s Most Responsible Companies 2023 Q1-2023 Net Sales $1,791.2 million Net Income $185.8 million EPS Diluted $1.14 Combined Adjusted EBITDA $418.4 million Global Ingredients EBITDA $289.1 million Feed Ingredients EBITDA $213.1 million Food Ingredients EBITDA $73.2 million Fuel Ingredients EBITDA $153.6 million Share Repurchase Program $43.8 million

4 23 Strong Full Year Earnings, Positioned for Continued Growth In millions, except per share Q1-2023 Q1-2022 % variance Net Sales $1,791.2 $1,366.3 31.1% Gross Margin $424.2 $345.8 22.7% Gross Margin % 23.7% 25.3% (6.3%) Net Income $185.8 $188.1 (1.0%) EPS Diluted $1.14 $1.14 - EBITDA In millions Q1-2023 Q1-2022 % variance Feed $213.1 $178.0 19.7% Food $73.2 $57.7 26.9% Fuel (1) $153.6 $110.0 39.6% Corporate ($21.5) ($15.0) 43.3% Total combined adjusted EBITDA $418.4 $330.7 26.5% (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA Darling 25.3% 25.4% 21.5% 22.0% 23.7% 18% 23% 28% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Balance Sheet In millions, except ratio data As of 4/1/2023 As of 12/31/2022 Cash (including restricted) $132.9 $127.3 Revolver availability $866.1 $1,313.0 Net working capital $789.7 $512.5 Total debt $4,677.4 $3,384.8 Leverage ratio (2) 3.19x 2.54x Darling Ingredients Quarterly Gross Margin % (2) Per bank covenant

5 23 Food 17% Feed 48% Fuel 35% Food Feed Fuel (1) Combined Adjusted EBITDA Q1 2023 % of Total EBITDA by Segment $244 $312 $274 $267 $289 $87 $91 $120 $146 $129 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 Global Ingredients DGD (In millions) $330.7 $394.7 Q2 22Q1 22 Q3 22 $402.6 FY 22 $418.4 $413.0 Q4 22 (1) Includes Fuel Segment EBITDA and Darling's share of DGD EBITDA First Quarter EBITDA

6 23 Key Drivers • Raw material volumes in-line with expectations. • Energy prices in Europe have moderated. • Improved gross margins due to continued focus on integration efforts. • Fat prices have softened, expect modest improvement in back half of 2023. • Protein prices remain strong, export premiums healthy. Feed Segment Deliberate focus on integration efforts US $ (in millions) Q1-2023 Q1-2022 Net Sales $ 1,237,494 $ 879,438 Cost of sales & operating expenses 950,072 645,523 Gross Margin $ 287,422 $ 233,915 Gain on sale of assets (342) (341) Selling, general & administrative expenses 74,691 56,209 Restructuring and asset impairment charges 92 - Depreciation & amortization 90,320 54,350 Segment operating income $ 122,661 $ 123,697 Equity in net income of other unconsolidated subsidiaries $ 120 $ 1,360 Segment Income $ 122,781 $ 125,057 Segment EBITDA $ 213,073 $ 178,047 Raw material processed (mmts)* 3.2 2.3

7 23 Feed Segment US $ (in millions, unaudited) Fats Proteins Other Total Rendering Used Cooking Oil Bakery Other Total Net Sales Three Months Ended April 2, 2022 $ 368.4 $ 270.2 $ 57.5 $ 696.1 $ 94.9 $ 78.5 $ 9.9 $ 879.4 Increase/(Decrease) in sales volumes 109.5 117.7 - 227.2 22.3 (6.9) - 242.6 Increase in finished goods prices 18.2 67.0 - 85.2 21.4 3.3 - 109.9 Decrease due to currency exchange rates (5.8) (7.7) (0.7) (14.2) (0.9) - - (15.1) Other change - - 13.0 13.0 - - 7.7 20.7 Total change 121.9 177.0 12.3 311.2 42.8 (3.6) 7.7 358.1 Net sales three months ended April 1, 2023 $ 490.3 $ 447.2 $ 69.8 $ 1,007.3 $ 137.7 $ 74.9 $ 17.6 $ 1,237.5

8 23 • Continued sequential quarter improvement in gross margins • Capital improvements at eastern plants continue • Improve reliability, efficiency • Species separation, product separation for higher-value finished goods • Began maximizing fat value by selling to Diamond Green Diesel • Requires testing and approval • Raw material contracts • Yield testing in progress • Contract renewals ongoing - optimize margins, while ensuring rates are competitive and fair • Information systems integration underway • Phased integration to be completed by end of 2023 Feed Segment Integration Remains Focus

9 23 Key Drivers • Global collagen and gelatin business remains robust. • Closed on Gelnex acquisition, March 31, 2023. • Brings Darling Ingredients to estimated 30% market share for global gelatin market. • One-time inventory impact expected in Q2 2023. • China gelatin market continues to grow at a strong pace. • Margin improvement continues as hydrolyzed collagen volumes grow. Food Segment US $ (in millions) Q1-2023 Q1-2022 Net Sales $ 396,392 $ 354,814 Cost of sales & operating expenses 290,115 270,312 Gross Margin $ 106,277 $ 84,502 Gain on sale of assets (21) (9) Selling, general & administrative expenses 33,122 26,844 Restructuring & asset impairment charges 4,432 - Depreciation & amortization 14,473 15,450 Segment Income $ 54,271 $ 42,217 Segment EBITDA $ 73,176 $ 57,667 Raw material processed (mt)* 264,000 280,000

10 23 Food Segment $100 $120 $140 $160 $180 $200 $220 $240 $260 $280 Food Segment Trailing 4Q adjusted EBITDA Trailing 4 Q's 81% 11% 8% Q1 2023 % of Sales Breakdown Collagen Edible fats Other products

11 23 Fuel Segment Key Drivers • Diamond Green Diesel sold 255 million gallons of renewable diesel, $1.01 EBITDA per gallon • Q1 feedstock costs higher than spot prices as DGD worked through start up • FY 2023 sales volume forecasted at 1.2 billion gallons • Lower fats prices will benefit DGD margins in Q2 • DGD distributions expected in back half of 2023 • European green energy business remains strong, expansions underway US $ (in millions) Q1-2023 Q1-2022 Net Sales $ 157,286 $ 132,082 Cost of sales & operating expenses 126,786 104,742 Gross Margin 30,500 27,340 Loss (gain) on sale of assets 36 (39) Selling, general & administrative expenses 6,192 3,920 Depreciation & amortization 8,393 6,674 Equity in net income of Diamond Green Diesel 94,337 71,804 Segment Income $ 110,216 $ 88,589 Segment EBITDA $24,272 $23,459 DGD adjusted EBITDA (Darling's Share) $129,323 $ 86,560 Segment EBITDA (1) $153,595 $ 110,019 Raw material processed (mt)*` 350,000 340,000

12 23 Fuel Segment Diamond Green Diesel US $ and gallons (in millions) Q1 2023 Q1 2022 EBITDA (Entity) – recorded w/no BTC $12.6 $17.3 EBITDA (Entity) – recorded including BTC $258.6 $173.1 Pro forma Adjusted EBITDA (Darling’s share) $129.3 $86.6 Total gallons produced 276.4 166.4 Total gallons sold/shipped 255.5 156.4 EBITDA per gallon sold/shipped $1.01 $1.11 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Quarterly Avg. Prices D4 RINs (1.7 Multiple) & Yellow Grease - IL D4 RINs (x 1.7) (Right Axis) Yellow Grease - Illinois (Left Axis) $/lb

13 23 APPENDIX ADDITIONAL INFORMATION Q1-23 EARNINGS

14 23 Q1-23 EARNINGS Fixed vs. F loating Rate 2021 2022 Q1 2023 Floating Debt 27% 40% 43% Fixed IRS 0% 0% 13% Fixed Debt 73% 60% 44% 0% 20% 40% 60% 80% 100% 120% • Entered into $600 million Interest Rate Swap in Q1 2023 to convert floating rate debt to 3Y fixed at an average swap rate of 3.77%. • Anticipate fixed rate % to increase by applying free cash flows for the pre- payment of (floating rate) debt.

15 23 Q1-23 EARNINGS Cal i fornia LCFS RIN Value History

16 23 Q1-23 EARNINGS Feed Segment – Historical US$ (in millions) Q1-2022 Q2-2022 Q3-2022 Q4-2022 Total 2022 Q1-2023 Net Sales $ 879.4 $ 1,170.3 $ 1,273.1 $ 1,216.1 $ 4,539.0 $ 1,237.5 Gross Margin 233.9 306.0 260.2 265.3 1,065.5 287.4 Gross Margin % 26.6% 26.1% 20.4% 21.8% 23.5% 23.2% Loss (Gain) on sale of assets (0.3) (1.0) (2.3) 0.2 (3.4) (0.3) SG&A 56.2 64.9 64.0 73.7 258.8 74.7 SG&A Margin % 6.4% 5.5% 5.0% 6.1% 5.7% 6.0% Operating Income 123.7 164.6 117.9 100.1 506.3 122.7 Adj. EBITDA (1) $ 178.0 $ 242.1 $ 198.6 $ 191.4 $810.1 $213.1 Adj. EBITDA Margin % 20.2% 20.7% 15.6% 15.7% 17.8% 17.2% Raw Material Processed (mmts)* 2.31 2.70 3.1 3.2 11.3 3.2

17 23 Q1-23 EARNINGS Food Segment – Historical US$ (in millions) Q1 -2022 Q2-2022 Q3-2022 Q4-2022 Total 2022 Q1-2023 Net Sales $ 354.8 $ 369.2 $ 347.9 $387.7 $1,459.6 $396.4 Gross Margin 84.5 88.2 91.3 93.3 357.4 106.3 Gross Margin % 23.8% 23.9% 26.3% 24.1% 24.5% 26.8% Gain on sale of assets (0.1) (0.1) (0.8) (0.1) (1.0) (0.0) SG&A 26.8 22.9 23.9 28.1 101.7 33.1 SG&A Margin % 7.6% 6.2% 6.9% 7.2% 7.0% 8.4% Operating Income 42.2 51.0 53.8 29.5 176.6 54.3 Adj. EBITDA $ 57.7 $ 65.4 $ 68.2 $65.4 $256.7 $73.2 Adj. EBITDA Margin % 16.2% 17.7% 19.6% 16.9% 17.6% 18.5% Raw Material Processed (mmts)* 0.28 0.27 0.27 0.28 1.10 0.26

18 23 Q1-23 EARNINGS F u e l S e g m e n t – H i s t o r i c a l (1) Includes Fuel Segment base EBITDA and Darling's share of DGD EBITDA. (2) Excludes feed stock (raw material) processed at the DGD joint venture. US$ (in millions) Q1-2022 Q2-2022 Q3-2022 Q4-2022 Total 2022 Q1-2023 Net Sales $ 132.0 $ 110.7 $ 126.6 $ 164.3 $ 533.6 $157.3 Gross Margin 27.3 24.4 24.8 30.2 106.7 30.5 Gross Margin % 20.7% 22.1% 19.6% 18.4% 20.0% 19.4% Loss (gain) on sale of assets (0.0) (0.0) (0.0) 0.0 (0.1) (0.0) SG&A 3.9 4.3 1.7 3.8 13.7 6.2 Depreciation and amortization 6.6 6.9 7.3 8.6 29.5 8.4 Equity in net income of DGD 71.8 73.7 103.4 123.4 372.3 94.3 Operating Income 88.6 86.9 119.2 141.2 435.9 110.2 Base adjusted EBITDA 23.4 20.2 23.1 26.4 93.1 24.3 DGD adjusted EBITDA (Darling's Share) 86.6 90.6 120.3 146.0 443.5 129.3 Combined adjusted EBITDA (1) $110.0 $110.8 143.4 172.4 536.6 153.6 Raw Material Processed (mmts) (2) 0.34 0.35 0.36 0.37 1.42 0.35

Historical Pricing

2023 Average Jacobsen Prices (USD)

2023 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$64.00	$60.92	$55.80	$61.39													
Yellow Grease - Illinois / cwt	$52.50	$49.25	$46.13	$51.10													
Used Cooking Oil (UCO) - Illinois / cwt	$58.00	$51.71	$48.00	$53.61													
Meat and Bone Meal - Ruminant - IL/ ton	$432.50	$433.29	$453.50	$435.85													
Poultry By-Product Meal - Feed Grade - Mid South/ton	$397.50	$397.50	$472.50	$406.94													
Poultry By-Product Meal - Pet Food - Mid South/ton	$668.13	$716.45	$862.50	$743.75													

2023 Average Jacobsen Prices (USD)

2023 Vegetable Oils Pricing Competing Ingredient for Feed Segment fats & biofuel feedstock	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$63.89	$63.91	$58.77	$62.20													
Soybean Oil (RBD) - Central Illinois / cwt	$71.89	$71.93	$68.04	$71.40													
Distiller's Corn Oil - IL/WI cwt	$66.39	$56.58	$51.50	$57.86													

2023 Average Wall Street Journal Prices (USD)

2023 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$7.01	$6.58	$6.64	$6.84													

2023 Average Thomson Reuters Prices (USD)

2023 European Benchmark Pricing Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$1,007	$974	$997	$993													
Soy meal - CIF Rotterdam / metric ton	$603	$603	$579	$595													

Comparison	*QTR. over QTR. (Sequential)*			*Year over Year (Q1)*		
	Q4-2022 Avg.	Q1-2022 Avg.	% Change	Q1-2022 Avg.	Q1-2023 Avg.	% Change
Average Jacobsen Prices (USD)						
Bleachable Fancy Tallow - Chicago Renderer / cwt	$72.34	$61.39	-15.1%	$71.39	$61.39	-14.0%
Yellow Grease - Illinois / cwt	$62.01	$51.10	-17.6%	$53.91	$51.10	-5.2%
Used Cooking Oil (UCO) - Illinois / cwt	$64.76	$53.61	-17.2%	$63.89	$53.61	-16.1%
Meat and Bone Meal - Ruminant - Illinois / ton	$392.39	$435.85	11.1%	$317.22	$435.85	37.4%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$390.37	$406.94	4.2%	$367.03	$406.94	10.9%
Poultry By-Product Meal - Pet Food - Mid South / ton	$711.00	$743.75	4.6%	$761.70	$743.75	-2.4%
Soybean Oil (crude/de-gummed) - Central Illinois / cwt	$75.72	$62.20	-17.9%	$71.30	$62.20	-12.8%
Soybean Oil (RBD) - Central Illinois / cwt	$84.82	$71.40	-15.8%	$82.65	$71.40	-13.6%
Distiller's Corn Oil - IL/WI per cwt	$73.32	$57.86	-21.1%	$73.25	$57.86	-21.0%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$6.85	$6.64	-3.1%	$6.90	$6.64	-3.8%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$1,043	$993	-4.8%	$1,555	$993	-36.1%
Soy meal - CIF Rotterdam / metric ton	$547	$595	8.8%	$576	$595	3.3%

19 23

20 23 Adjusted EBITDA April 1, April 2, 2023 2022 Net income attributable to Darling 185,801$ 188,053$ Depreciation and amortization 116,006 79,246 Interest expense 50,299 15,603 Income tax expense 26,974 26,083 Restructuring and asset impairment charges 4,524 - Acquisition and integration costs 7,022 3,773 Foreign currency (gain) loss (5,004) 1,100 Other (income)/expense, net (6,159) 742 Equity in net income of Diamond Green Diesel (94,337) (71,804) Equity in net income of other unconsolidated subsidiaries (120) (1,360) Net income attributable to noncontrolling interests 4,054 2,678 Adjusted EBITDA (Non-GAAP) 289,060$ 244,114$ Foreign currency exchange impact 7,329 (1) Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) 296,389$ 244,114$ DGD Joint Venture Adjusted EBITDA (Darling's Share) 129,323$ 86,560$ Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA 418,383$ 330,674$ (1) The average rates for the three months ended April 1, 2023 were €1.00:$1.07, R$1.00:$0.19 and C$1.00:$0.74 as compared to the average rate for the three months ended April 2, 2022 of €1.00:$1.12, R$1.00:$0.19 and C$1.00:$0.79, respectively. (unaudited) (in thousands) Three Months Ended Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro-Forma For the Three Months Ended April 1, 2023 and April 2, 2022 Adjusted EBITDA to Foreign Currency

21 23 EVENT CALENDAR Q1 – 23 Earnings Gabelli Waste & Sustainability Symposium May 11 – New York BMO Farm to Market May 17 – New York TD Cowen ESG Conference June 9 – Virtual

22 23 Non-U.S. GAAP Measures Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated below and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring, acquisition and integration costs, goodwill and long- lived asset impairment, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at April 1, 2023. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. Q1– 23 EARNINGS

23 23 Q 1 | M a y 9 , 2 0 2 3 EARNINGS REPORT